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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Collegis, Inc. on Form S-1 of our report dated February 22, 2002, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 31, 2002

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Collegis, Inc. on Form S-1 of our report on Eduprise, Inc. dated April 17, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
May 31, 2002

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  EXHIBIT 23.1
  EXHIBIT 23.1